Exhibit 10.2
COLLABORATION AGREEMENT
This Collaboration Agreement (as it may be amended from time to time in accordance herewith, the “Agreement”) is entered into effective as of September 21, 2020 by and between Therapeutics, Inc., a Delaware corporation (“Therapeutics”), located at 9025 Balboa Avenue, Suite 100, San Diego, CA, 92123 and VeraDermics, Incorporated, a Texas corporation (“VeraDermics”), located at 1031 West Elsmere Place, San Antonio, TX 78201. Therapeutics and VeraDermics are also referred collectively as “Parties” or singly as a “Party.”
A.    VeraDermics and Therapeutics are parties to a Master Service Agreement dated as of September 1, 2020 (the “MSA”). In accordance with the MSA, VeraDermics and Therapeutics have entered into Work Order Number One dated as of September 21, 2020 (the “Work Order”). A copy of the MSA is attached as Appendix A to this Collaboration Agreement, and a copy of the Work Order is attached as Appendix B to this Collaboration Agreement.
B.    Section 4 and Exhibit 1 and Exhibit 2 of the Work Order provide for a total Program Management Support fee of $25,500 per month. Section 4a of the Work Order provides that, for the initial approximately 18 month period of the Work Order beginning as of September 21 2020, $23,000 per month out of the monthly Program Management Support fee of $25,500 per month, or a total of approximately $414,000 (plus or minus 15%, or $62,100), or up to $476,100 in total, plus the amount of any portion of the overage of up to 15% will accrue in pro-rata daily amounts as an in-kind contribution, in exchange for the consideration set forth in this Agreement (the amount so accrued, plus interest accrued under the Secured Note that Therapeutics elects to treat as part thereof, the “Contribution Amount”).
C.    Section 5.b of the Work Order provides that development services pursuant to the Work Order, other than the services allocable to the Contribution Amount (“Current Pay Development Services”), will be invoiced and payable monthly on a current basis, except that such services for the initial period beginning as of September 21, 2020 and ending October 31, 2020 will be invoiced on a deferred basis on or about November 10, 2020 and be payable within 30 days thereafter; provided, however, VeraDermics will pay for all out of pocket expenses incurred by Therapeutics under the Work Order on a current basis during such two-month period and thereafter.
D.    VeraDermics anticipates raising funds from certain seed investors (“Seed Financing”). In addition, VeraDermics anticipates entering into an unsecured convertible promissory note financing of up to $[***] (the “[***] Financing”) with [***] (“[***]”). VeraDermics has requested that the Contribution Amount and financing by such seed investors be provided on substantially the same terms and conditions as the unsecured convertible promissory notes as the notes to be issued to [***] pursuant to the [***]Financing.
E.    Pursuant to this Agreement the Parties desire to provide for terms and conditions of the Contribution Amount and to coordinate the provisions thereof with the [***] Financing.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:
1.    Contribution Amount. The obligations of VeraDermics to pay for the first Four Hundred Fourteen Thousand Dollars of Services (as defined in the MSA) rendered pursuant to the Work Order, other than Current Pay Development Services and out-of-pocket expenses, shall be evidenced by an unsecured convertible promissory note in the form of Appendix C (the “Convertible Note”). The principal of the Convertible Note (the “Convertible Note Principal”) shall equal the total Contribution Amount accrued in accordance with the Work Order from time to time.
2.    Seed Financing, Convertible Note and [***] Financing. VeraDermics and Therapeutics shall cooperate to the end that the Seed Financing, the terms of the Convertible Note for the Contribution Amount and the [***] are all carried out in a reasonably mutually acceptable fashion on the same terms and conditions except as VeraDermics and Therapeutics may otherwise agree (such agreement not to be unreasonably withheld by VeraDermics or Therapeutics). To this end, VeraDermics will consult with Therapeutics regarding draft documents and proposals delivered to or received from Seed Financing sources and/or [***] and seriously consider all comments received from Therapeutics.
3.    Preferred Provider Status. In consideration of Therapeutics providing the Contribution Amount in consideration of the Convertible Note on the terms and conditions of the [***] Financing, and for other good and valuable consideration the sufficiency of which VeraDermics acknowledges, VeraDermics covenants that:
a.    Notwithstanding any provision thereof to the contrary, provided that no later than November 1, 2021 Therapeutics has requested a pre-IND meeting with the FDA and the meeting occurs on or before March 31, 2022 (with such deadline to be extended to account for any delay attributable to actions, breaches, failures or omissions of VeraDermics, the FDA or third party vendors), then until after March 31, 2022 VeraDermics shall not have the right or privilege to terminate the MSA, the Work Order or any other Work Order entered into pursuant to the MSA or any amendment of the foregoing except with the prior written consent of Therapeutics in its discretion or in accordance with the MSA in case of a material uncured breach on the part of Therapeutics. If a pre-IND meeting is scheduled and occurs as provided above but nonetheless on or before March 31, 2022 (or such later date to which such deadline may be extended as provided above) VeraDermics attempts or purports to terminate the MSA and the Work Order or takes or omits to take actions tantamount to or with substantially the same effect as such a termination, then, in addition to other amounts owed by VeraDermics to Therapeutics pursuant to the MSA and Work Order, VeraDermics shall thereupon pay the Liquidated Damage Amount (as defined below) to Therapeutics in federal funds immediately available to Therapeutics; and
b.    Up until the time that VeraDermics’s product that is the subject of the Work Order achieves EOP2 (as hereinafter defined) (or, if later, up until the first time that any product of VeraDermics achieves EOP2, as defined below), Therapeutics shall be the exclusive provider to and on behalf of VeraDermics and its affiliates of all clinical trials, regulatory affairs activities inclusive of being VeraDermics designated agent with the FDA, program support and other CRO services, except that VeraDermics shall have the right and privilege to terminate such exclusivity effective upon payment of the Liquidated Damage Amount (as defined below) in federal funds immediately available to Therapeutics (or, at the election of Therapeutics in its discretion, in equity securities of VeraDermics having rights, preferences and privileges and issued on terms and conditions not materially less favorable to Therapeutics than the rights, preferences and privileges and terms and conditions of the Seed Financing, [***]Financing or any Equity Financing (as defined in the Convertible Note), if any, that shall then have occurred.
c.    For purposes hereof, (i) “Liquidated Damage Amount” means the sum equal to $[***] minus $[***] for each in-man clinical study under an investigational new drug application (IND) that Therapeutics performs and completes for VeraDermics as a clinical research organization (CRO) (treating such a study as completed upon delivery of the signed final Clinical Study Report (CSR) with associated Tables and Listings, and (ii) “EOP2” means all activities from the first-inman study through to completion of Phase 2 (as defined in 21 C.F.R. 312.21(b)) followed by an End of Phase 2 Meeting with FDA for a product; and
d.    Therapeutics and its affiliates shall provide all such services at commercially reasonable rates consistent with their Standard fee schedule attached as Appendix D and on other commercially reasonable terms and conditions,
4.    Board Observer. For so long as the Convertible Note is outstanding in whole or in part and/or for so long as Therapeutics holds any stock or other securities issued by VeraDermics, Therapeutics shall have rights to attend and observe (but not to vote at) any and all proceedings of the board of directors of VeraDermics, shall receive all materials circulated to members of the board of directors, and shall be copied on all notices to members of the board of directors and written consents of the board of directors. The board observer shall have the same duties of confidentiality with respect to the proceedings of the board of directors of VeraDermics as a director has under applicable law. If either (i) VeraDermics has delivered to Therapeutics a written notice of breach by Therapeutics of the MSA or Work Order or (ii) Therapeutics has delivered to VeraDermics a written notice of breach by VeraDermics of the Convertible Note and in either case such breach remains uncured and a matter of dispute between VeraDermics and Therapeutics, then the board of directors of VeraDermics by majority vote may exclude the board observer from any proceedings of the board of directors relating solely to such breach during the period it remains uncured and a matter of such dispute.
5.    Information Rights. For so long as the Convertible Note is outstanding in whole or in part and/or for so long as Therapeutics holds any stock or other securities issued by VeraDermics, within 45 days after the end of each quarter, VeraDermics shall provide Therapeutics with balance sheets, cash flow and income statement; at least 30 days prior to fiscal year-end, VeraDermics shall provide Therapeutics with a budget approved by the board of directors of VeraDermics; and VeraDermics shall provide Therapeutics with copies of its annual financial statements within 90 days after the end of each fiscal year.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

VERADERMICS, INCORPORATED		THERAPEUTICS, INC.

By:	/s/ Timothy Durso	By:	/s/ Daniel J. Piacquadio, M.D.

Name: Timothy Durso		Name: Daniel J. Piacquadio, M.D.

Title: President		Title: President & CEO

APPENDIX A
TO COLLABORATION AGREEMENT
MASTER SERVICE AGREEMENT
[Pursuant to Regulation S-K, Item 601(a)(5), this Appendix has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted appendices to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

APPENDIX B
TO COLLABORATION AGREEMENT
WORK ORDER NUMBER ONE (1)
(THERAPEUTICS PROGRAM # 250-12951)
[Pursuant to Regulation S-K, Item 601(a)(5), this Appendix has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted appendices to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

APPENDIX C
TO COLLABORATION AGREEMENT
Convertible Promissory Note
[Pursuant to Regulation S-K, Item 601(a)(5), this Appendix has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted appendices to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

APPENDIX D
TO COLLABORATION AGREEMENT
Therapeutics, Inc. Program Fee Schedule
[Pursuant to Regulation S-K, Item 601(a)(5), this Appendix has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted appendices to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]